FIRST MIDWEST FINANCIAL, INC.
                  Executive Officer Incentive Stock Option Plan
                          for Mergers and Acquisitions


Statement of Policy

         It is the policy of First Midwest Financial, Inc. (the "Company") to maintain a program by which the executive officers of the Company are awarded incentive stock options in accordance with the Company's long-term objective of growth through mergers and acquisitions. As such, the Company shall award incentive stock options to executive officers of the Company upon the consummation of mergers and acquisitions according to the criteria listed below.

Guidelines for Award of Incentive Stock Options

1. The award of incentive stock options shall be effective upon the closure of a merger or acquisition of a financial institution.

2. The recipient shall be immediately 100% vested as of the effective date of grant in the incentive stock options awarded under this plan .

3. The award of incentive stock options under this plan shall be subject to the availability of such stock options. In the event that stock options are not available in amounts sufficient to meet the total award under this plan, the available stock options will be awarded on a pro-rata basis to the recipients.

4. The exercise price of the incentive stock options awarded under this plan shall be the closing average bid/ask market price on the effective date of grant.

5.   The total number of incentive  stock options  awarded under this plan shall
     be  allocated  at  the   discretion  of  the   Audit-Compensation/Personnel
     Committee.

Amount of Incentive Stock Options Awarded

                                                  Aggregate Number of Incentive
           Dollar Amount of Assets Acquired:         Stock Options Granted:
           ---------------------------------         ----------------------

                  Under $100 million                          22,500
                  $100 - $150 million                         30,000
                  $150 - $200 million                         37,500
                  $200 - $250 million                         45,000
                  $250 - $300 million                         52,500
                  $300 - $400 million                         60,000
                  $400 - $500 million                         67,500
                  Over $500 million                           75,000